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                                                                  EXHIBIT 10.38

                        DISTRIBUTION COMMITMENT AGREEMENT
                              FOR VARIABLE BUSINESS


         THIS DISTRIBUTION COMMITMENT AGREEMENT (the "Agreement") is made as of this 1st day of April, 2002 (the "Effective Date"), by and between AmerUs Group Co. ("AmerUs Group"), an Iowa corporation, and Ameritas Variable Life Insurance Company ("AVLIC"), a Nebraska domiciled life insurance company.

                                    RECITALS:

         A. AVLIC is principally engaged in the business of selling variable life policies and annuity contracts throughout the United States, and is desirous of expanding its distribution of those variable products. AVLIC is owned by a joint venture owned by Ameritas Life Insurance Corp. and AmerUs Life Insurance Company, a subsidiary of AmerUs Group, pursuant to a Joint Venture Agreement between them dated as of June 30, 1996 (as amended, the "Joint Venture Agreement").

         B. AmerUs Group is the beneficial owner of all capital stock of Indianapolis Life Insurance Company, an Indiana stock life insurance company ("ILICO"), IL Annuity & Insurance Company, a Kansas stock life insurance company ("ILA") and Bankers Life Insurance Company of New York, a New York stock life insurance company ("BLNY"). Each of ILICO, ILA and BLNY has developed a distribution force of duly licensed insurance agents, many of whom are appropriately licensed and registered to sell variable products.

         C. ILA has been engaged in the distribution of variable products.
Most of these sales were discontinued as of December 31, 2001. AmerUs Group desires to consolidate all of its subsidiaries' variable production in AVLIC and the joint venture.

         D. In return for due consideration, AmerUs Group agrees herein to commit the distribution force of each of ILICO, ILA and BLNY to accept appointment with AVLIC and to direct their sales efforts with respect to variable products, except as otherwise stated herein, only through AVLIC.

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

         1. Except as otherwise provided in Section 3 below, AmerUs Group shall cause each of ILICO, ILA and BLNY to use all reasonable efforts and take all reasonable actions to encourage its respective Distribution Force, consistent with the requirements of law, to accept appointment by AVLIC and to distribute the Variable Products of AVLIC.

         2. Except as otherwise provided in Section 3 below, AmerUs Group shall cause each of ILICO, ILA and BLNY and their respective Subsidiaries not to, directly or indirectly, or in combination with any other Person, (i) sell, issue, sponsor or provide any Variable Products


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except Variable Products of AVLIC; or (ii) provide any incentive, value, inducement, recognition or other reward for any member of its Distribution Force or any other agent, employee or representative thereof for selling any Variable Products which are not AVLIC products.

         3. The limitations in Sections 1 and 2 hereof shall not apply to:

            (a) the distribution, following any Corporate Transaction of ILICO, ILA or BLNY, of Variable Products through marketing channels which do not include the Distribution Force of the entity entering into such Corporate Transaction;

            (b) the acquisition and servicing of any existing Variable Products business originated by a third party, and any associated renewals, replacements or other continued or increased contributions by holders of such Variable Products;

            (c) the servicing of ILA's Variable Products business, and any associated renewals, replacements or other continued or increased contributions by holders of such Variable Products;

            (d) the sale of Variable Products currently approved for issuance by ILA to new members of existing qualified plan groups (such as 403(b), 457 and 401(k) accounts);

            (e) activities of BLNY relating to the sale of products in the State of New York pursuant to that certain Distribution Commitment Agreement for Variable Business between AmerUs Group and First Ameritas Life Insurance Corp. of New York ("FALIC") as of even date herewith; and

            (f) the provision by ILICO, ILA or BLNY or a Subsidiary thereof of any incentive, value, inducement, recognition or other reward for members of its Distribution Force or any other agent, employee or representative thereof for selling Variable Products that are not AVLIC products, but only to the extent sold through Ameritas Investment Corp. or The Advisors Group, Inc. and only to the extent required by law.

         4. This Agreement becomes effective as of the date first set forth above and shall remain in effect for so long as the Joint Venture Agreement remains in effect.

         5. Capitalized terms used in this Agreement and not otherwise defined in the text of this Agreement shall have the meanings set forth below.

            (a) "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified.

            (b) "Corporate Transaction" shall mean any bona fide merger, consolidation, acquisition of a substantial portion of the capital stock of another Person, acquisition of a substantial portion of the business or assets of another Person, or other similar transaction made or entered into by ILICO, ILA or BLNY (as applicable) or any Subsidiary thereof, provided that such Person is


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engaged in the business of insurance, has its own Distribution Force or other distribution system and was not previously an Affiliate of such party.

            (c) "Distribution Force" shall mean those Persons appointed by a life insurance company to distribute life insurance and annuity products, including without limitation career agents and personal producing general agents, as those terms are generally understood in the life insurance industry; provided, however, that this term shall not include those individuals described above who are appointed by such life insurance company in connection with and substantially contemporaneous with a Corporate Transaction occurring after the date hereof, or thereafter, if the party engaging in such Corporate Transaction maintains a separate Distribution Force of the other party to such Corporate Transaction.

            (d) "Person" shall mean any natural person, corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority or business organization.

            (e) "Subsidiary" shall mean each of those Persons, regardless of jurisdiction of organization, of which a specified Person, directly or indirectly through one or more Subsidiaries, owns beneficially securities having more than 50% of the voting power in the election of directors (or Persons fulfilling similar functions or duties) of such Person, without giving effect to any contingent voting rights.

            (f) "Variable Products" shall mean life insurance products and/or annuities under which (i) the policyholder has the right to assume the investment risk (including loss of principal), in whole or in part, and (ii) the policyholder has the right to direct the manner in which the policy or annuity funds shall be invested and the policyholder's options shall include at least one separate account.

         6. Arbitration.

            (a) Any controversy or claim arising out of or relating to this Agreement or any breach of this Agreement, including any controversy or claim as to its arbitrability or rescission, shall be finally settled by arbitration administered by the American Arbitration Association ("AAA") in accordance with its Commercial Arbitration Rules and the Federal Arbitration Act. If the AAA is not then in existence, the arbitration shall be governed by the Commercial Arbitration Rules last in effect. Any party seeking arbitration must give the other 30 days written notice of that intent. A single United States arbitrator or, in the case of a dispute in which the amount in controversy exceeds $100,000, a panel of 3 United States arbitrators (one chosen by each party and the third selected by the 2 arbitrators so chosen) shall interpret this Agreement pursuant to Nebraska law and shall base any decision or award on applicable law and judicial precedent. Any arbitration shall be conducted in Lincoln, Nebraska, unless the parties mutually agree to another location. The arbitrator(s) shall not, under any circumstances, have any authority to award punitive or exemplary damages.

            (b) All expenses associated with obtaining and utilizing the services of the AAA and the arbitrator(s), and as otherwise provided in the Commercial Arbitration Rules, shall be shared


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equally by the parties hereto, and the arbitrator(s) shall request payment separately from each party for said expenses. Each party shall bear its own expenses of preparing for and participating in the arbitration, including attorney and witness fees and discovery costs.

            (c) The parties may engage in discovery, pursuant to the Federal Rules of Civil Procedure, to the extent such discovery is consistent with the purpose of the arbitration and is permitted by the arbitrator(s).

            (d) The decision or award of the arbitrator(s) shall be final, binding, and enforceable. The decision of the arbitrator(s) shall be in writing and shall set forth in reasonable detail the basis for the decision. Application may be made to any court of competent jurisdiction for judicial acceptance of the arbitration award and enforcement, as the law of the state having jurisdiction may require or allow.

         7. Miscellaneous.

            (a) This Agreement may not be assigned by any party.

            (b) No amendment to this Agreement will be effective unless it is in writing and signed by all the parties hereto.

            (c) AmerUs Group (for itself and its Subsidiaries) and AVLIC acknowledge that each may receive nonpublic personal information, whether financial information or health information of the customers and/or consumers of one or both of the parties, and that the parties hereby agree that they will not further disseminate such information for any purposes not arising from and necessary to the performance of their respective obligations under this Agreement; that they will restrict access to such information to those who are performing work under this Agreement and take steps and measures to assure that such information remains confidential; and will comply with the privacy and security requirements of the Gramm-Leach-Bliley Act, Health Insurance Portability and Accountability Act, Fair Credit Reporting Act and all other applicable federal and state laws and regulations respecting the privacy and security of customer/consumer personal information to the extent applicable.

            (d) Should any provision of this Agreement be held unenforceable, those provisions not affected by the determination of unenforceability shall remain in full force and effect.

            (e) This Agreement may be executed in counterparts, each of which shall constitute an original and both of which together shall be deemed to be one and the same instrument.

            (f) This Agreement is subject to and shall be construed in accordance with the laws of the State of Nebraska.

            (g) The parties acknowledge that they and their respective counsel have worked together closely drafting, negotiating and reviewing this Agreement and that any rule of construction



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to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         8. Notices

         All notices or communications required or permitted under this Agreement will be in writing and be deemed given: (i) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt; (iii) when sent via facsimile with confirmation. Notice sent by any other method shall be effective only upon actual receipt. All communications will be sent to the parties at the addresses set forth below:

         * If to AmerUs Group: Chief Executive Officer and General Counsel, AmerUs Group Co., 699 Walnut, 20th Floor, Des Moines, Iowa 50309.

         * If to AVLIC: Chief Executive Officer and General Counsel, Ameritas Variable Life Insurance Corp., 5900 "O" Street, Lincoln, Nebraska 68501.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do hereby warrant and represent to the other that their respective signatories whose signatures appear below are duly authorized by all necessary and appropriate corporate actions to execute this Agreement.


AMERITAS VARIABLE LIFE
INSURANCE COMPANY                           AMERUS GROUP CO.


By:      /s/ William J. Atherton            By:    /s/ Thomas C. Godlasky
    ----------------------------------             ----------------------------
         William J. Atherton                       Thomas C. Godlasky

Title:   President and Chief Operating      Title: Executive Vice President and
         Officer                                   Chief Investment Officer

Date:    April 30, 2002                            Date:  April 30, 2002
         -----------------------------             ----------------------------


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